EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas  75244

June 11, 2014

United States Lime & Minerals, Inc.

5429 LBJ Freeway, Suite 230

Dallas, Texas  75240

Ladies and Gentlemen:

We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2013 on Certain Properties owned by United States Lime & Minerals, Inc.,” “Appraisal Report as of December 31, 2012 on Certain Properties owned by United States Lime & Minerals, Inc.,” and “Appraisal Report as of December 31, 2011 on Certain Properties owned by United States Lime & Minerals, Inc.” under the sections “Item 1—Business—Natural Gas Interests” and “Item 8—Notes to Consolidated Financial Statements” in the United States Lime & Minerals, Inc. Annual Report on Form 10-K for the year ended December 31, 2013 (the “Form 10-K”).  We also consent to the inclusion of our letter report dated January 22, 2014 as Exhibit 99.1 in Item 15 of the Form 10-K. We further consent to the incorporation by reference of said use, references, and letter report in this Registration Statement of United States Lime & Minerals, Inc. on Form S-8.

Very truly yours,

/s/ PAUL J. SZATKOWSKI, P.E.
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716